Exhibit (c)(2)

Asia Satellite Telecommunications Holdings Limited

Discussion Materials for Independent Non-Executive Directors

2 May 2007

Disclaimer

This presentation was prepared exclusively to serve as a platform for discussion and does not carry any right of publication or disclosure. Neither this presentation nor any of its contents may be used for any other purpose without the prior consent of Calyon / CLSA. The information in this presentation reflects prevailing conditions and Calyon / CLSA’s judgement as of this date, all of which are accordingly subject to change. Specifically, the recommendations contained in this report represent Calyon / CLSA’s judgement only. The information and statistical data have been obtained from sources Calyon / CLSA believes to be reliable but in no way are warranted by Calyon / CLSA as to accuracy or completeness.

AGENDA

To review CLSA’s analyses as to the fairness of the Offers and the Share Offer Price

To discuss CLSA’s conclusion and opinion as to the fairness of the Offers and the Share Offer Price

II. CLSA’s Analyses of the Fairness of the Proposals

CLSA HAS USED 5 KEY METRICS TO ASSESS FAIRNESS

Metric

Description

Precedent

MGOs since for the 12-month period prior to the Privatisation Announcement DATE

MGO

A total of 25 MGOs

Discount/

Comparison of the Share Offer Price to (1) premiums to various closing prices and (2) NAV per share

Premium

Precedent

Review of M&A transactions in the satellite industry

Transactions in this Sector

2004 to current giving a total of 5 transactions

Comparison of the Share Offer Price to implied (1) EV/EBITDA and (2) P/E multiples

Review of other global listed satellite companies comparable to the Company

Trading

Sample group drawn from US, Europe and Asia giving a total of 9 comparable companies

Comparables

Comparison of the Share Offer Price to P/E of the latest published annual financial results

Review of the Company’s historical share price performance and liquidity

Historical

2005 to current

Trading and Liquidity

Comparison of the Share Offer Price to closing prices for the Company over various periods

DCF and

Discounted cashflow analysis performed by CLSA 2007-2014

Analysts

Fair value range derived from sensitivity in WACC and terminal growth rate

Consensus

Consideration of DCF valuation consensus of research analysts covering the Company

PRECEDENT MGOs PREMIUM/ DISCOUNT RANGES

Premium/Discount to Various Closing Prices

Average

Median

HK$16 Offer Price

Last 30-Day Trading Price

Last 10-Day Trading Price

Last 5-Day Trading Price

Last Full Trading Price

-60.6% 14.6%

-60.3% 14.6%

-136.5% 76.9%

-65.4% 54.1%

-150.0% -100.0% -50.0% 0.0% 50.0% 100.0%

Premium/ Discount to NAV per share

Average

Median

HK$16 Offer Price

-72.2%

322.6%

-100.0% 0.0% 100.0% 200.0% 300.0% 400.0%

1. Source: Stock Exchange Website

2. Last Trading Dates represent the last full trading dates prior to the relevant MGO announcements. For AsiaSat, being 8 February 2007, the Pre-Suspension Date.

PRECEDENT TRANSACTIONS IN THE SATELLITE INDUSTRY

EV/EBITDA

HK$16 Offer Price

Times

25 20 15 10 5 0

21.90 7.22 6.78 7.76 7.98

Average: 10:33x

5.27

New Skies Satellites (2005)

PanAmSat (2005)

Intelsat (2004)

New Skies Satellites (2004)

PanAmSat (2004)

AsiaSat

Price to Earnings

Times

90 80 70 60 50 40 30 20 10 0

HK$16 Offer Price

80.37

35.46

16.60

N/A N/A

Average: 44.15x

13.77

New Skies Satellites (2005)

PanAmSat (2005)

Intelsat (2004)

New Skies Satellites (2004)

PanAmSat (2004)

AsiaSat

Note:

1. Source: Bloomberg and respective companies’ circulars and press releases

2. Calculated based on the respective offer price (For AsiaSat: HK$16.00) and the latest financial statements published prior to the announcement date (for AsiaSat: 2006 audited result)

P/E OF COMPARABLE COMPANIES

120

80

Times 60 40

0

96.9

Europe Average: 47.2x

34.1 29.5

US Average: 24.5x

15.4 15.7 14.1

14.9

N/A (3) N/M(4) N/M(4)

HK$16 Offer Price

AsiaSat JSAT Measat ShinSat GeoEye RRSat Globalstar Eutelsat Inmarsat SES

Note:

1. Source: Bloomberg.

2. Calculated based on the closing share price of the Latest Practicable Date and the latest published annual financial results of the respective companies. For AsiaSat, the Share Offer Price and the audited result of 2006.

3. RRSat was listed in 2006 and the financial results for year 2006 was not available as at the Latest Practicable Date.

4. Not meaningful as the company reported a net loss in its latest published annual financial results. 8

# HISTORICAL TRADING AND LIQUIDITY

CLSA ASIA-PACIFIC MARKETS

## Trading and Liquidity



Daily Trading Volume
Daily Closing Price (RHS)
Shares
HK$
Share Offer Price: HK$16.00
Date of MGO Announcement
Privatisation Announcement Date
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
19
18
17
16
15
14
13
12
1/3/2005
3/3/2005
5/3/2005
7/3/2005
9/3/2005
11/3/2005
1/3/2006
3/3/2006
5/3/2006
7/3/2006
9/3/2006
11/3/2006
1/3/2007
3/3/2007
5/3/2007

## Historical Closing Prices and Trading Volume

| | Average Daily Closing Price HK$ | Highest Closing Price (HK$) | Lowest Closing Price (HK$) | Average Daily Trading Volume (Shares) |
|---|---|---|---|---|
| 2005 | | | | |
| 1st quarter | 14.66 | 15.00 | 14.20 | 129,781 |
| 2nd quarter | 14.12 | 15.10 | 13.50 | 201,008 |
| 3rd quarter | 14.61 | 15.95 | 13.60 | 216,839 |
| 4th quarter | 13.51 | 14.90 | 12.95 | 162,160 |
| 2006 | | | | |
| 1st quarter | 13.39 | 14.85 | 12.20 | 210,969 |
| 2nd quarter | 13.27 | 14.00 | 13.00 | 288,513 |
| 3rd quarter | 13.04 | 13.30 | 12.28 | 146,134 |
| 4th quarter | 13.88 | 15.00 | 12.90 | 116,297 |
| 2007 | | | | |
| 1 January - Pre-Suspension Date | 13.84 | 14.00 | 13.54 | 193,250 |
| Privatisation Announcement Date - 20 April (last full trading date prior to the MGO Announcement) | 17.69 | 18.04 | 14.10 | 208,295 |
| Date of MGO Announcement - Latest Practicable Date | 16.68 | 17.54 | 16.40 | 215,522 |

## Share Offer Price Represents

- 14.3% premium over the closing price on the Pre-Suspension Date
- 15.6 % premium over the 30 day average closing price for the 30 days prior to the Privatisation Announcement Date
- 15.9% premium over the average closing price between 1 January 2005 to the Pre-Suspension Date

9

DCF ANALYSIS

Key Assumptions

Forecast period 2007-2014

2007-2011 based on budget forecast provided by the Company and revenue growth for remaining 3 years assumed to be 3%

2008 and 2009 revenue reflects expected loss of revenue in China business

Long-term depreciation/ amortisation of HK$300m matched by LT capex assumption of HK$300m

Fair Value Range

Long-term terminal growth assumptions

WACC

HK$ 0.5% 1.0% 1.5% 2.0% 2.5% 3.0%

8.0% 18.65 19.35 20.16 21.10 22.22 23.56

8.5% 17.62 18.21 18.89 19.67 20.58 21.66

9.0% 16.72 17.23 17.80 18.45 19.20 20.08

9.5% 15.93 16.36 16.85 17.40 18.02 18.75

10.0% 15.22 15.60 16.01 16.48 17.01 17.62

10.5% 14.59 14.92 15.28 15.68 16.13 16.64

11.0% 14.03 14.31 14.62 14.97 15.36 15.79

11.5% 13.52 13.77 14.04 14.34 14.67 15.05

12.0% 13.06 13.27 13.51 13.77 14.06 14.39

The Share Offer Price falls at the bottom of our DCF valuation range 10

ANALYST CONSENSUS TARGET PRICES

$20 $19 $18 $17 $16 $15 $14 $13 $12

HK$18.30

HK$16.60

HK$16 Offer Price

HK$15.50

HK$13.57

ABN AMRO 20/03/06

Nomura 25/08/06

Lehman 14/02/07

Goldman 14/02/07

No recent upgrades or updates to analyst target prices for AsiaSat Goldman Sachs’ target price is not meaningful as they simply adopted the Privatisation Offer Price of HK$18.30 as the target price 11

# OTHER CONSIDERATIONS

| Consideration | Description |
|---|---|
| Unconditional Offer | • The Offer is unconditional and provides shareholders with a certain exit option |
| Offeror's Intention | • The Offeror has stated its intention to maintain the existing businesses of AsiaSat and that it does not intend to introduce any major changes to the existing operating and management structure of AsiaSat |
| Maintain Listing | • Given US Department of State's position, the Offeror intends to maintain the listing status of AsiaSat<br>• No exercise of compulsory acquisition rights even if 90% acceptances are received |
| Public Float | • If the public float falls below 25%, trading in AsiaSat Shares may be suspended until public float is restored<br>• No details of plan to restore public float if necessary – may involve issue of new shares by AsiaSat or sale of existing shares by Offeror |
| Option Offer Price | • For C Options, the Option Offer Price is a "see-through" price that represents the difference in value between the Share Offer Price and Option Exercise Price<br>• For B Options, the HK$0.01 cash payment offer is fair and reasonable given the relevant Option Exercise Price is more than the Share Offer Price |

12

IV. Conclusions and opinion

THE OFFER PRICE IS FAIR AND REASONABLE

Factor

Historical Trading and Liquidity

Precedent MGO Discounts / Premium

Precedent Transactions in the Sector

Comparable Companies

DCF

Other Factors

Description

Historical share performance has been unsatisfactory and persistent low levels of liquidity

Share price and trading volume temporarily increased after the Privatisation Announcement, but have both decreased since the MGO Announcement on 24 April 2007

Share Offer Price represents premium to average closing price of various periods, while those of Precedent MGOs represent discounts Share Offer Price represents NAV premium significantly larger than the average of Precedent MGOs, while the median of the Precedent MGOs represent a discount

P/E and EV/EBITDA implied by the Share Offer Price are lower than those of Precedent Transactions However, all of the Precedent Transactions involved European and US targets which arguably enjoy more favourable operating conditions than satellite operators in the Asia Pacific region

P/E represented by the Share Offer Price are lower than those of the Comparable Companies in Europe, US and Asia

The Share Offer Price is at the bottom of our DCF range, but is within the range of other analysts’ DCF valuations

Given the offer is unconditional, this is an opportunity for shareholders to exit and realise their investment in AsiaSat 14